Exhibit 5.1

August 10, 2017

Sophiris Bio Inc. 1258 Prospect Street La Jolla, California United States

Dear Sirs/Mesdames:

Re:	Sophiris Bio Inc.

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Sophiris Bio Inc., a corporation governed by the laws of British Columbia (the “Company”), of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended, on August 10, 2017.

The Company has provided to us a prospectus (the “Prospectus”) which forms part of the Registration Statement. We understand that the Prospectus may be amended from time to time in connection with one or more post-effective amendments to the Registration Statement, and the Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, as amended from time to time, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of:

(a)	common shares in the capital of the Company without par value (the “Common Shares”);

(b)	preferred shares in the capital of the Company without par value (the “Preferred Shares”); and

(c)

warrants to purchase Common Shares or Preferred Shares (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, substantially in the forms filed as Exhibits 4.11 and 4.12 to the Registration Statement (each, a “Warrant Agreement”).

The Common Shares, the Preferred Shares and the Warrants are collectively referred to herein as the “Securities”. The aggregate public offering price of the Securities being registered will be $100,000,000.

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related Prospectus, (b) the Company’s Certificate of Amalgamation, Certificate of Name Change, Notice of Articles and Articles, as currently in effect (the “Constating Documents”), and (d) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies and the due authorization, execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters.

With respect to our opinion as to the Common Shares, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Shares are authorized and available for issuance and that the consideration for the issuance and sale of the Common Shares (or Preferred Shares convertible into, or Warrants exercisable for, Common Shares) is received by the Company. With respect to our opinion as to the Preferred Shares, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Shares are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Shares (or Warrants exercisable for, Preferred Shares) is received by the Company. We express no opinion as to the sufficiency of any consideration to be paid for any Securities. We have also assumed that any Warrants offered under the Registration Statement, and the related Warrant Agreement, will be executed substantially in the same forms filed as exhibits to the Registration Statement or incorporated by reference therein. We have also assumed that (i) with respect to Securities being issued upon conversion of any convertible Preferred Shares, the applicable convertible Preferred Shares will be duly authorized, validly issued, fully paid and non-assessable; and (ii) with respect to any Securities being issued upon exercise of any Warrants, the applicable Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Our opinion is expressed only with respect to the laws of the Province of British Columbia. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof. Our opinion is based on these laws as in effect on the date hereof. We are not rendering any opinion as to compliance with any rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.

With respect to the Common Shares offered under the Registration Statement, provided that (i) the issuance of the Common Shares has been duly authorized by all necessary corporate action on the part of the Company; (ii) the issuance and sale of the Common Shares do not violate any applicable law, are in conformity with the Company’s Constating Documents, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the certificates for the Common Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment of the consideration therefor, then the Common Shares, when issued and sold in accordance with any applicable laws and any duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Shares in accordance with its terms, or upon exercise of any Warrants in accordance with their terms, including receipt of the consideration therefor, will be duly authorized, validly issued, fully paid and non-assessable.

2.

With respect to the Preferred Shares offered under the Registration Statement, provided that (i) the terms and issuance of the Preferred Shares have been duly authorized by all necessary corporate action on the part of the Company; (ii) the terms of the shares of Preferred Shares and their issuance and sale do not violate any applicable law, are in conformity with the Company’s Constating Documents, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the certificates for the Preferred Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment of the consideration therefor, then the Preferred Shares, when issued and sold in accordance with any applicable laws and any duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, including receipt of the consideration therefor, will be duly authorized, validly issued, fully paid and non-assessable.

3.

With respect to the Warrants issued under the Warrant Agreements and offered under the Registration Statement, provided that (i) any applicable Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (ii) any applicable Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent and the terms of the Warrant Agreement have been established in accordance with applicable law; (iii) the creation, issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with any applicable Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Company’s Constating Documents, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to any applicable Warrant Agreement and delivered against payment of the consideration therefor, then the Warrants, when issued and sold in accordance with the applicable Warrant Agreement, any applicable laws and duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Yours truly,

/s/ Fasken Martineau DuMoulin LLP